Exhibit 99.1

Contact: Jeffrey N. Boyer
Executive Vice President -
Chief Financial Officer
(972) 409-1581

Chris Holland
Vice President — Finance
(972) 409-1667

NEWS RELEASE
FOR IMMEDIATE RELEASE

Michaels Stores, Inc. Revises Previously Announced
Preliminary 2004 Results to Reflect Changes in Lease
Accounting Practices

      IRVING, Texas, March 15, 2005 — Michaels Stores, Inc. (NYSE: MIK) announced today that it is making a one-time, non-cash, after-tax adjustment of $8.0 million to its results in the fourth fiscal quarter of 2004 to reflect the cumulative impact of a correction of its accounting practices related to leased properties. The Company has completed its evaluation, announced in its press release of March 2, 2005, of the impact of the cumulative effect of this adjustment. The adjustment reduces the Company’s previously announced fiscal fourth quarter diluted earnings per share from $0.80 to $0.75 and its fiscal year 2004 diluted earnings per share by $0.06 from $1.51 to $1.45. Of the $0.06 reduction in diluted earnings per share recorded in the fourth quarter, there is no net impact on diluted earnings per share attributable to fiscal years 2004 or 2003. The decrease of $0.06 is attributable to the net impact on diluted earnings per share of prior periods, the majority of which relates to periods prior to fiscal year 2000.

      This correction of accounting practices was made in light of the views of the Office of the Chief Accountant of the Securities and Exchange Commission expressed in a letter of February 7, 2005 to the American Institute of Certified Public Accountants regarding the application of generally accepted accounting principles to operating lease accounting matters. Consistent with industry practices, in prior periods the Company had reported its straight line expenses for leases beginning on the earlier of the store opening date or the commencement date of the lease, which had the effect of excluding the pre-opening or build-out period of its stores from the calculation of the period over which it expenses rent. In addition, amounts received as tenant allowances were reflected in the balance sheet as a reduction to store leasehold improvement costs instead of being classified as deferred lease credits. The adjustment required to correct these practices will not affect historical or future net cash flows or the timing of payments under related leases. The Company believes that the new lease accounting practices will not have a material effect on future diluted earnings per share and is not changing its earnings guidance of diluted earnings per share for fiscal 2005 of $1.74 to $1.81, excluding the anticipated impact of non-cash expense related to the implementation of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

      In the past, the Company has followed lease accounting principles using methods that have been common practice in the retail and restaurant industries. In its March 2, 2005 earnings release, the Company stated that it had not made a decision whether to reflect the change in lease accounting practices in the 2004 financial results or in restatements of previously issued annual and interim financial statements. Upon completion of its evaluation, the Company decided to reflect the change in its 2004 financial results. Prior years’ financial results will not be restated as these issues were not material to previously reported results for any prior year.

8000 BENT BRANCH DRIVE · IRVING, TEXAS 75063
972/409 ·1300

      Michaels Stores, Inc. is the world’s largest specialty retailer of arts, crafts, framing, floral, wall décor, and seasonal merchandise for the hobbyist and do-it-yourself home decorator. As of March 14, 2005, the Company owns and operates 847 Michaels stores in 48 states and Canada, 165 Aaron Brothers stores, eight Recollections stores, and four Star Wholesale operations.

      This document contains forward-looking statements that reflect our plans, estimates, and beliefs. Any statements contained herein (including, but not limited to, statements to the effect that Michaels or its management “anticipates,” “plans,” “estimates,” “expects,” “believes,” and other similar expressions) that are not statements of historical fact should be considered forward-looking statements and should be read in conjunction with our consolidated financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended January 31, 2004, and in our Quarterly Reports on Form 10-Q for the quarters ended May 1, 2004, July 31, 2004, and October 30, 2004. Specific examples of forward-looking statements include, but are not limited to, forecasts of earnings per share. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: changes in accounting principles; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, customer service, and convenience; our ability to anticipate and/or react to changes in customer demand; changes in consumer confidence; unexpected consumer responses to changes in promotional programs; unusual weather conditions; the execution and management of our store growth and the availability of acceptable real estate locations for new store openings; the effective maintenance of our perpetual inventory and automated replenishment systems and related impacts to inventory levels; delays in the receipt of merchandise ordered from our suppliers due to delays in connection with either the manufacture or shipment of such merchandise; transportation delays (including dock strikes and other work stoppages); changes in political, economic, and social conditions; commodity cost increases and currency fluctuations; financial difficulties of any of our insurance providers, key vendors, or suppliers; and other factors as set forth in our Annual Report on Form 10-K for the fiscal year ended January 31, 2004, particularly in “Critical Accounting Policies” and “Risk Factors,” and in our other Securities and Exchange Commission filings. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

      This press release is also available on the Michaels Stores, Inc. website (www.michaels.com).

8000 BENT BRANCH DRIVE · IRVING, TEXAS 75063
972/409 ·1300

Michaels Stores, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Fourth Quarter		Fiscal Year
	2004	2003	2004	2003
Net sales	$1,184,560	$1,063,106	$3,393,251	$3,091,256
Cost of sales and occupancy expense	751,442	674,466	2,146,934	1,957,273

Gross profit	433,118	388,640	1,246,317	1,133,983
Selling, general, and administrative expense	265,097	233,420	898,445	823,161
Store pre-opening costs	823	1,026	8,357	8,071

Operating income	167,198	154,194	339,515	302,751
Interest expense	4,995	5,078	20,434	20,262
Other (income) and expense, net	(1,861)	(1,201)	(4,604)	(2,701)

Income before income taxes	164,064	150,317	323,685	285,190
Provision for income taxes	60,821	55,756	121,876	107,345

Net income	$103,243	$94,561	$201,809	$177,845

Earnings per common share:
Basic	$0.76	$0.70	$1.49	$1.32

Diluted	$0.75	$0.68	$1.45	$1.27

Weighted average shares outstanding:
Basic	135,086	135,288	135,875	134,356

Diluted	138,295	139,662	139,016	139,858

Dividends per common share	$0.07	$0.05	$0.26	$0.15

Michaels Stores, Inc.
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	January 29,	January 31,
Subject to Reclassification	2005	2004
ASSETS
Current assets:
Cash and equivalents	$586,231	$341,825
Merchandise inventories	936,395	892,923
Prepaid expenses and other	26,613	29,198
Deferred and prepaid income taxes	22,032	19,426

Total current assets	1,571,271	1,283,372

Property and equipment, at cost	913,174	808,230
Less accumulated depreciation	(506,193)	(420,313)

	406,981	387,917

Goodwill	115,839	115,839
Other assets	17,569	14,519

	133,408	130,358

Total assets	$2,111,660	$1,801,647

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$256,266	$172,708
Accrued liabilities and other	242,682	194,395
Income taxes payable	12,992	2,377

Total current liabilities	511,940	369,480

9 1/4% Senior Notes due 2009	200,000	200,000
Deferred income taxes	30,355	28,241
Other long-term liabilities	72,200	36,628

Total long-term liabilities	302,555	264,869

	814,495	634,349

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.10 par value, 2,000,000 shares authorized, none issued	—	—
Common Stock, $0.10 par value, 350,000,000 shares authorized; shares issued and outstanding of 135,726,717 at January 29, 2005 and 135,995,134 at January 31, 2004	13,573	13,600
Additional paid-in capital	451,449	489,110
Retained earnings	826,821	660,365
Accumulated other comprehensive income	5,322	4,223

Total stockholders’ equity	1,297,165	1,167,298

Total liabilities and stockholders’ equity	$2,111,660	$1,801,647

Michaels Stores, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

Subject to Reclassification	Fiscal Year
	2004	2003
Operating activities:
Net income	$201,809	$177,845
Adjustments:
Depreciation	105,742	83,472
Amortization	394	397
Other	1,288	1,115
Changes in assets and liabilities:
Merchandise inventories	(43,472)	(83,505)
Prepaid expenses and other	2,585	(10,559)
Deferred income taxes and other	1,806	11,503
Accounts payable	83,558	77,944
Income taxes payable	39,699	13,287
Accrued liabilities and other	69,240	18,007

Net cash provided by operating activities	462,649	289,506

Investing activities:
Additions to property and equipment, net of landlord reimbursements	(125,737)	(103,110)
Net proceeds from sales of property and equipment	133	105

Net cash used in investing activities	(125,604)	(103,005)

Financing activities:
Cash dividends paid to stockholders	(25,867)	(20,145)
Repurchase of Common Stock	(105,099)	(75,499)
Proceeds from stock options exercised	35,494	30,724
Proceeds from issuance of Common Stock and other	2,833	2,213
Payment of other long-term liabilities	—	—

Net cash (used in) provided by financing activities	(92,639)	(62,707)

Net increase in cash and equivalents	244,406	123,794
Cash and equivalents at beginning of period	341,825	218,031

Cash and equivalents at end of period	$586,231	$341,825

Michaels Stores, Inc.
Summary of Operating Data

The following table sets forth the percentage relationship to net sales of each line item of our unaudited consolidated statements of income:

	Fourth Quarter		Fiscal Year
	2004	2003	2004	2003
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy expense	63.4	63.4	63.3	63.3

Gross profit	36.6	36.6	36.7	36.7
Selling, general, and administrative expense	22.4	22.0	26.5	26.6
Store pre-opening costs	0.1	0.1	0.2	0.3

Operating income	14.1	14.5	10.0	9.8
Interest expense	0.4	0.5	0.6	0.7
Other (income) and expense, net	(0.2)	(0.1)	(0.1)	(0.1)

Income before income taxes	13.9	14.1	9.5	9.2
Provision for income taxes	5.2	5.2	3.6	3.4

Net income	8.7%	8.9%	5.9%	5.8%

The following table sets forth certain of our unaudited operating data (dollar amounts in thousands):

	Fourth Quarter		Fiscal Year
	2004	2003	2004	2003
Michaels stores (1):
Retail stores open at beginning of period	849	808	804	754
Retail stores opened during the period	—	—	45	55
Retail stores opened (relocations) during the period	—	—	30	16
Retail stores closed during the period	(5)	(4)	(5)	(5)
Retail stores closed (relocations) during the period	—	—	(30)	(16)

Retail stores open at end of period	844	804	844	804

Aaron Brothers stores:
Retail stores open at beginning of period	164	158	158	148
Retail stores opened during the period	—	—	7	10
Retail stores opened (relocations) during the period	—	—	1	—
Retail stores closed during the period	—	—	(1)	—
Retail stores closed (relocations) during the period	—	—	(1)	—

Retail stores open at end of period	164	158	164	158

Recollections stores:
Retail stores open at beginning of period	8	2	2	—
Retail stores opened during the period	—	—	6	2

Retail stores opened at end the period	8	2	8	2

Star Wholesale stores (1):
Wholesale stores open at beginning of period	3	3	3	2
Wholesale store opened during the period	—	—	—	1

Wholesale stores open at end of period	3	3	3	3

Total store count at end of period	1,019	967	1,019	967

Other operating data:
Average inventory per Michaels store	$1,010	$1,045	$1,010	$1,045
Comparable store sales increase	7%	4%	5%	2%

(1)	Opening store counts reflect a reclassification of our Los Angeles combination wholesale-retail store from a Michaels store to a Star Wholesale store. Beginning in fiscal 2004, our Los Angeles wholesale-retail store is being managed as part of our Star Wholesale concept.